UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934


July 3, 2006
Date of Report (Date of Earliest Event Reported)


Structured Asset Investment Loan Trust 2006-3
(Exact name of Issuing Entity as specified in its charter)


Lehman Brothers Holdings Inc.
(Exact name of Sponsor as specified in its charter)

Structured Asset Securities Corporation
(Exact name of Depositor as specified in its charter)


Delaware              333-129480-09            N/A
(State or Other       (Commission              (IRS Employer
Jurisdiction of        File Number)            Identification No.)
Incorporation)




745 Seventh Avenue
New York, NY                                          10019
(Address of Principal Executive Offices)             (Zip Code)


(212) 526-7000
(Registrant's Telephone Number, including Area Code)


Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



Section 6 - Asset-Backed Securities

Item 6.02 - Change in Servicer or Trustee

On July 1, 2006, the servicing of approximately 61.78% and 32.11% of the mortgage loans serviced by Option One Mortgage Corporation will be transferred to Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association, respectively. As of the close of business on July 1, 2006, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association service approximately 43.34% and 14.70%, respectively, of all the mortgage loans included in the trust fund, and approximately 30.30% and 17.95% of the Mortgage Loans in Pool 1, approximately 65.18% and 4.47% of the Mortgage Loans in Pool 2 and approximately 47.10% and 15.51% of the Mortgage Loans in Pool 3, respectively.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Structured Asset Investment Loan Trust 2006-3
(Registrant)

By:  Wells Fargo Bank, N.A. as Master Servicer
By: /s/ Elisabeth A. Brewster
By: Elisabeth A. Brewster, Assistant Vice President
Date: July 7, 2006